EXHIBIT 12

                    FORT JAMES CORPORATION and SUBSIDIARIES

       SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (a)

                          (Dollar amounts in millions)

                                                                                    Fiscal Year Ended
                                                       ----------------------------------------------------------------------------
                                                       December 29,    December 31,    December 25,    December 26,    December 27,
                                                           1996            1995            1994            1993            1992
                                                        (52 weeks)      (53 weeks)      (52 weeks)      (52 weeks)      (52 weeks)
                                                       ------------    ------------    ------------    ------------    ------------
                                                                                           (d)            (c,d)           (b,d)
Pretax income (loss) from continuing operations,
  before minority interests,
  extraordinary item and cumulative effect of
  changes in accounting principles..................      $498.6          $272.2          $(76.7)       $ (2,042.3)      $ (252.6)

Add:
  Interest charged to operations....................       433.6           545.9           547.8             525.8          531.3
  Portion of rental expense representative of
     interest factor (assumed to be one-third)......        25.8            26.0            26.1              20.8           21.1
                                                       ------------    ------------    ------------    ------------    ------------
       Total earnings, as adjusted..................      $958.0          $844.1          $497.2        $ (1,495.7)      $  299.8
                                                       ------------    ------------    ------------    ------------    ------------
                                                       ------------    ------------    ------------    ------------    ------------
Fixed charges:
  Interest charged to operations....................      $433.6          $545.9          $547.8        $    525.8       $  531.3
  Capitalized interest..............................         6.6             9.0             7.3              13.7           23.8
  Portion of rental expense representative of
     interest factor (assumed to be one-third)......        25.8            26.0            26.1              20.8           21.1
                                                       ------------    ------------    ------------    ------------    ------------
       Total fixed charges..........................      $466.0          $580.9          $581.2        $    560.3       $  576.2
                                                       ------------    ------------    ------------    ------------    ------------
                                                       ------------    ------------    ------------    ------------    ------------
Ratio...............................................        2.06            1.45          --               --              --
                                                       ------------    ------------    ------------    ------------    ------------
                                                       ------------    ------------    ------------    ------------    ------------

  See Notes to Supplemental Computation of Ratio of Earnings to Fixed Charges.

                    FORT JAMES CORPORATION and SUBSIDIARIES

       SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (a)

                          (Dollar amounts in millions)

                                                                                                            Period Ended
                                                                                                   ------------------------------
                                                                                                   June 29, 1997    June 30, 1996
                                                                                                    (26 Weeks)       (26 Weeks)
                                                                                                   -------------    -------------
Pretax income from continuing operations, before minority interests
  and extraordinary item........................................................................      $ 411.6          $ 197.9

Add:
  Interest charged to operations................................................................        194.7            229.7
  Portion of rental expense representative of interest factor (assumed to be one-third).........         13.2             13.1
                                                                                                   -------------    -------------
       Total earnings, as adjusted..............................................................      $ 619.5          $ 440.7
                                                                                                   -------------    -------------
                                                                                                   -------------    -------------
Fixed charges:
  Interest charged to operations................................................................      $ 194.7          $ 229.7
  Capitalized interest..........................................................................          4.2              2.7
  Portion of rental expense representative of interest factor (assumed to be one-third).........         13.2             13.1
                                                                                                   -------------    -------------
       Total fixed charges......................................................................      $ 212.1          $ 245.5
                                                                                                   -------------    -------------
                                                                                                   -------------    -------------
Ratio...........................................................................................         2.92             1.80
                                                                                                   -------------    -------------
                                                                                                   -------------    -------------

  See Notes to Supplemental Computation of Ratio of Earnings to Fixed Charges.

                    FORT JAMES CORPORATION and SUBSIDIARIES

    NOTES TO SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

     (a) In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, minority interests, extraordinary item, cumulative effect of changes in accounting principles, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, and that portion of rental expense (one-third) deemed representative of the interest factor. Earnings and fixed charges also include the Company's proportionate share of such amounts for unconsolidated affiliates which are owned 50% or more and distributed income from less than 50% owned affiliates.

     (b) During 1992, the Company initiated a productivity enhancement program and recorded a $112 million pretax charge which has been included in the calculation of the ratio of earnings to fixed charges for this year.

     (c) During 1993, the Company wrote off $1,980.4 million of goodwill which has been included in the calculation of the ratio of earnings to fixed charges for this year.

     (d) For the following periods, earnings were inadequate to cover fixed charges, and the amounts of the deficiencies were: year ended December 27, 1992 -- $276.4 million; year ended December 26, 1993 -- $2,056.0 million; year ended December 25, 1994 -- $84.0 million.